Exhibit 10.4
OPTION AGREEMENT

This option agreement (the “Option”), dated October 2, 2014 (the “Option Date”), is by and among Bitcoin Shop Inc., a Nevada corporation (the “Company”), Coin Outlet Inc. a Delaware corporation (“Coin Outlet”), and the shareholders of Coin Outlet signatory hereto (the “Holder” or “Holders”).  Each of the parties to this Option is individually referred to herein as a “Party” and collectively as the “Parties.”  We refer to the following agreements between the Parties:  (i) the subscription agreement dated October 2, 2014, (the “Subscription Agreement”), (ii) the warrant dated October 2, 2014 (the “Warrant”), and the form of share exchange agreement attached hereto as Exhibit B (the “Share Exchange”).  For the purpose of this Option agreement the Subscription Agreement, the Warrant, the Share Exchange and this Option shall be the transaction documents (the “Transaction Documents”).  Capitalized terms used herein and not otherwise defined in this Option shall have the meanings assigned thereto in the Transaction Documents.

As further incentive for Company to enter into the Subscription Agreement, the Company, the Holders, and Coin Outlet hereby agree to the following:

1. Share Exchange Option.  For the period beginning on the Option Date and ending on August 16, 2015 at 11:59 PM Eastern Standard Time (the “Option Expiration Date”), the Company shall have the option to execute the Share Exchange with Coin Outlet and the Holders in one or many transactions.  The Holders have agreed to transfer in one or many transactions and in aggregate 75,448 of their shares in Coin Outlet (the “CO Shares”) to the Company in exchange for an aggregate of 3,500,000 newly issued shares of common stock of the Company (the “BTCS Shares”) as set forth in Schedule A annexed hereto.  Both the CO Shares and BTCS Shares shall be adjusted to account for any reclassifications as set forth in Section 2 of this Option agreement.

2. Adjustment of Number of Exchanged Securities.  The number of CO Shares and BTCS Shares issuable or exchangeable upon exercise of this Option (pursuant to the Share Exchange agreement), as applicable, shall be adjusted from time to time as follows:

a. Adjustment upon Subdivision or Combination of Common Stock.  If the Company or Coin Outlet at any time on or after the Option Date and prior to or on the Option Expiration Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the shares to be issued or exchanged with the other Party shall be adjusted such that immediately prior to such subdivision the number of CO Shares or BTCS Shares will be proportionately increased as the case may be.  If the Company or Coin Outlet at any time on or after the Option Date and prior to or on the Option Expiration Date combines, reduces or redeems (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or in the case of a redemption at cost or for nominal value or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the shares to be issued or exchanged with the other Party shall be adjusted such that immediately prior to such combination or redemption the number of CO Shares or BTCS Shares will be proportionately decreased as the case may be.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision, combination or redemption becomes effective.

b. Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, or the payment of cash dividends), then the Company’s or Coin Outlet’s Board of Directors, as the case may be, will make an appropriate adjustment to the number of CO Shares or BTCS Shares issuable or exchangeable so as to protect the rights of the other Party.

3. Option Extension.  Coin Outlet and the Holders agree that if the deliveries and conditions precedent to closing, as set forth in Section 5.01, Section 5.03 and Section 6.02 of the Share Exchange agreement including any mutually agreed upon due diligence requests, have not been satisfied then the Option Expiration Date shall be extended to the date that is five (5) Business Days from the date Coin Outlet and the Holders satisfy the foregoing obligations.

4. Automatic Option Exercise.  Except as provided for herein, the Company, Coin Outlet, and the Holders agree that this Option shall automatically be exercised on the Option Expiration Date (as adjusted pursuant to Section 3 hereof) such that any remain shares are issued or exchanged (the “Automatic Option Exercise”).  Unless mutually agreed by the Parties an Automatic Option Exercise will not be exercised in the event of a Coin Outlet Material Adverse Effect or a Company Material Adverse Effect as defined in the Share Exchange agreement.

5. Mechanics of Exercise. At any time on or after the Option Date and prior to or on the Option Expiration Date this Option may be exercised by the Company in whole or in part in one or many transaction, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”).

6. Execution of Documents.  Upon any exercise of this Option by the Company, in whole or in part, the Holders and Coin Outlet agree to take any and all actions necessary to consummate the Share Exchange agreement.

7. Notices.  Whenever notice is required to be given under this Option, unless otherwise provided herein, such notice shall be given in accordance with Section 8.01 of the Share Exchange agreement.

8. Transfer.  This Option may not be offered for sale, sold, transferred or assigned without the consent of Coin Outlet and the Holders; provided, however that this Option may be transferred or assigned without such consent in connection with a Fundamental Transaction as defined in the Warrant.

9. Amendments.  This Option may be modified or amended or the provisions hereof waived with the written consent signed by all parties to this Option agreement.

10. Severability.  If any provision of this Option shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Option.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Option agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11. Counterparts; Facsimile Execution.  This Option agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and facsimile or electronic delivery of this Option agreement is legal, valid and binding for all purposes.

12. Entire Agreement.  The Transaction Documents represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

13. Governing Law.  This Option agreement shall be governed by, and construed under, the laws of the State of Virginia, without regard to its conflicts of law principles.

14. Waiver Of Jury Trial.  In any action, suit, or proceeding in any jurisdiction brought by any Party against any other Party, the Parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

15. Construction; Headings.  This Option shall be deemed to be jointly drafted by the Company, Coin Outlet and the Holders and shall not be construed against any person as the drafter hereof.  The headings of this Option are for convenience of reference and shall not form part of, or affect the interpretation of, this Option.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option agreement as of the date first above written.

The Company:
BITCOIN SHOP INC.

By: ________________________
Name:   Charles Allen
Title:   Chief Executive Officer

Coin Outlet:
COIN OUTLET INC.

By:______________________
Name:  Eric Grill
Title:   Chief Executive Officer

AGREED AND ACCEPTED:

The Holders:

__________________________
Eric Grill

SIGNATURE PAGE TO OPTION

Schedule A

Name and Address of Holder	Number of Shares Being Exchanged	Number of Shares of Company Stock to be Issued to Holder
Eric Grill [●]	75,448	3,500,000
TOTAL	75,448	3,500,000

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE COMPANY
TO EXERCISE OPTION

Coin Outlet, Inc.

The undersigned Option holder Bitcoin Shop Inc. (the “Company”) hereby exercises the right to exchange shares of Coin Outlet, Inc., a Delaware corporation (“Coin Outlet”) held by the Holder for shares of the Company, evidenced by the attached Option agreement (the “Option”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Transaction Documents.

1. Exchange of Shares.  The Holder shall deliver to the Company __________ shares of common stock of Coin Outlet in exchange for _________ shares of the Company’s newly issued common stock in accordance with the terms of the Option.

2. Shares Remaining Subject to Option:  After giving effect to this exercise notice and the Holder’s delivery of such shares of Coin Outlet, ________ Coin Outlet shares remain subject to the Option and ________ shares of the Company’s common stock remain subject to the Option.

Date: _______________ __, 201[●].

Bitcoin Shop, Inc.

By:
Name:
Title:

EXHIBIT B
FORM OF SHARE EXCHANGE AGREEMENT